Exhibit 8.1

List of Subsidiaries of iClick Interactive Asia Group Limited

Name	Subsidiaries		Place of Incorporation
Optimix Media Asia Limited	100%		Hong Kong
iClick Interactive Asia Limited	100%		Hong Kong
Digital Marketing Group Limited	100%		Hong Kong
Tetris Media Limited	100%		Hong Kong
iClick Interactive (Singapore) Pte. Ltd.	100%		Singapore
Performance Media Group Limited	100%		Hong Kong
iClick Data Technology (Beijing) Limited	100%		People’s Republic of China
Tetris Information Technology (Shanghai) Co., Ltd	100%		People’s Republic of China
Diablo Holdings Corporation	100%		British Virgin Islands
Harmattan Capital Holdings Corporation	100%		British Virgin Islands
China Search (Asia) Limited	100%		Hong Kong
Search Asia Technology (Shenzhen) Co., Ltd.	100%		People’s Republic of China
CMRS Group Holding Limited	100%		Hong Kong
Beyond Digital Solutions Limited	100%		Hong Kong
CMRS Digital Solutions Limited	100%		Hong Kong
CruiSo Digital Solutions Limited	100%		Hong Kong
CruiSo Directions Limited	100%		Hong Kong
SociaLink Consultancy Limited	100%		Hong Kong
Guangzhou Kushu Information Technology Co., Ltd.	100%		People’s Republic of China
Trophy Aim Holdings Limited	100%		British Virgin Islands
Focus Joy International Limited	100%		British Virgin Islands
Even Treasure Holdings Limited	100%		British Virgin Islands
Interactive Wealth International Limited	100%		British Virgin Islands
Solar Extra Limited	100%		British Virgin Islands
Deep Wisdom Global Limited	100%		British Virgin Islands
Apex Shield Development Limited	100%		British Virgin Islands
Cipher Fortune Development Limited	100%		British Virgin Islands
Cypress Glory Group Limited	100%		British Virgin Islands
Searing Powers Holdings Limited	100%		British Virgin Islands
Shining Nature Limited	100%		British Virgin Islands
Flame Glory Limited	100%		British Virgin Islands
Optimal Power Limited	100%		British Virgin Islands
Dragon Force Global Limited	100%		British Virgin Islands
Full Lucky International Limited	100%		Hong Kong
Turbo Summit Holdings Limited	80%		Hong Kong
iClick Interactive Hongkong Limited	100%		Hong Kong
V-Click Technology Co., Ltd.	49%		Kingdom of Thailand
HBV Changyi Company Limited	100%		British Virgin Islands
RC Changyi Company Limited	100%		British Virgin Islands
Tetris (Shanghai) Data Technology Co., Ltd	100%		People’s Republic of China
OptAim Limited	100%		Cayman Islands
OptAim (HK) Limited	100%		Hong Kong
OptAim (Beijing) Information Technology Co., Ltd.	100%		People’s Republic of China
Anhui Zhiyunzhong Information Technology Co., Ltd.	100%		People’s Republic of China
Beijing OptAim Network Technology Co., Ltd.	100	%(1)	People’s Republic of China
Zhiyunzhong (Shanghai) Technology Co., Ltd.	100	%(2)	People’s Republic of China
Shanghai Myhayo Technology Co., Ltd.	37	%(2)	People’s Republic of China
Anhui Myhayo Technology Co., Ltd.	37	%(2)	People’s Republic of China
Beijing Mike Yaqi Technology Co., Ltd	37	%(2)	People’s Republic of China
Changyi (Shanghai) Information Technology Ltd.	60%		People’s Republic of China
Xi'an Changzhan Information Technology Ltd.	60%		People’s Republic of China
Anhui Changyi Information Technology Co., Ltd	60%		People’s Republic of China
Shanghai Changyu Information Technology Co., Ltd	60%		People’s Republic of China
Suzhou Changyi Information Technology Ltd.	60%		People’s Republic of China
iClick Interactive Asia Limited, Taiwan Branch	100	%(3)	Taiwan
iClick Interactive Asia Limited, Korea Liaison Office	100	%(4)	Republic of Korea

(1) VIE.

(2) VIE’s subsidiary.

(3) Subsidiary’s branch.

(4) Subsidiary’s liaison office.